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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2002
                                                 --------------


                           MICROSTRATEGY INCORPORATED
                           --------------------------
               (Exact Name of Registrant as Specified in Charter)


Delaware                            0-24435                  51-0323571
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(State or Other Jurisdiction        (Commission              (IRS Employer
of Incorporation)                   File Number)             Identification No.)

1861 International Drive, McLean, Virginia                                 22102
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 (Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:   (703) 848-8600
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________________________________________________________________________________
(Former Name or Former Address, if Changed since Last Report)

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Item 5.  Other Events.

     On June 19, 2002, the maturity date of the Series A Convertible Preferred Stock (the "Series A Preferred Shares") of MicroStrategy Incorporated (the "Company"), all 650 outstanding Series A Preferred Shares were converted into an aggregate of 4,948,805 shares of the Company's Class A Common Stock. The number of shares of Class A Common Stock issuable upon conversion of each Series A Preferred Share was determined by dividing the sum of $10,000 plus accrued and unpaid dividends by the applicable conversion price. The applicable conversion price was equal to 95% of the average of the dollar-volume weighted average price of the Class A Common Stock on each trading day during the 30 consecutive trading days immediately preceding June 19, 2002, or $1.3336. Dividends on the Series A Preferred Shares accrued at a rate of 7% per annum and were unpaid for the period beginning from April 1, 2002 through the maturity date of June 19, 2002.

     A detailed description of the rights, preferences and terms of the Series A Preferred Shares is contained in the Company's Current Report on Form 8-K filed with the SEC on June 19, 2000 and the exhibits to such report.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           MicroStrategy Incorporated
                                                    (Registrant)


                                           By:    /s/ Eric F. Brown
                                              ----------------------------------
                                           Name:  Eric F. Brown
                                           Title: President and Chief Financial
                                                  Officer

Date: June 20, 2002